Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

BHAV ACQUISITION CORP

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Rights to receive one-fourth (1/4) of one Class A ordinary share, par value $0.0001 per share, included as part of the Units	(1)	Other	11,500,000	$			$0.0001381	$0.00
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 per share, underlying Rights included as part of the Units	(2)	457(a)	2,875,000		10.00	28,750,000.00	0.0001381	3,970.37
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one Right to receive one-fourth (1/4) of one Class A ordinary share	(3)	457(a)	11,500,000		10.00	115,000,000.00		15,881.50
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share, included as part of the Units	(4)	Other	11,500,000					0.00
Fees Previously Paid	Equity	Representative shares	(5)	457(a)	575,000		$10.00	$5,750,000.00		$794.08

Total Offering Amounts:								$149,500,000.00		20,645.95
Total Fees Previously Paid:										30,373.37
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,500,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No fee pursuant to Rule 457(g).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,500,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,500,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

The amount of total fees previously paid set forth herein consists of: (i) $15,881.50 of fees previously paid for an aggregate of 11,500,000 units, (ii) $794.08 of fees previously paid for an aggregate of 575,000 representative shares and (iii) $13,697.79 of fees previously paid for an aggregate of 8,625,000 Class A ordinary shares underlying redeemable warrants included as part of the units that were being registered in prior filings of this registration statement on Form S-1, including the prior amendment thereof, that are now no longer included as part of the units being registered in this filing. As a result, a fee of $0 is being paid in connection with this filing after an aggregate amount of $30,373.37 of fees previously paid is applied to this filing's registration fee.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,500,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No fee pursuant to Rule 457(g).

The amount of total fees previously paid set forth herein consists of: (i) $15,881.50 of fees previously paid for an aggregate of 11,500,000 units, (ii) $794.08 of fees previously paid for an aggregate of 575,000 representative shares and (iii) $13,697.79 of fees previously paid for an aggregate of 8,625,000 Class A ordinary shares underlying redeemable warrants included as part of the units that were being registered in prior filings of this registration statement on Form S-1, including the prior amendment thereof, that are now no longer included as part of the units being registered in this filing. As a result, a fee of $0 is being paid in connection with this filing after an aggregate amount of $30,373.37 of fees previously paid is applied to this filing's registration fee. .
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,500,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

The amount of total fees previously paid set forth herein consists of: (i) $15,881.50 of fees previously paid for an aggregate of 11,500,000 units, (ii) $794.08 of fees previously paid for an aggregate of 575,000 representative shares and (iii) $13,697.79 of fees previously paid for an aggregate of 8,625,000 Class A ordinary shares underlying redeemable warrants included as part of the units that were being registered in prior filings of this registration statement on Form S-1, including the prior amendment thereof, that are now no longer included as part of the units being registered in this filing. As a result, a fee of $0 is being paid in connection with this filing after an aggregate amount of $30,373.37 of fees previously paid is applied to this filing's registration fee.